       As filed with the Securities and Exchange Commission on June 12, 1996
                                            Registration No. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             --------------------
                                 CIMA LABS INC.
             (Exact name of registrant as specified in its charter)
                             --------------------
      Delaware                                       41-1569769
(State of Incorporation)                  (I.R.S. Employer Identification No.)
                             --------------------
                             10000 Valley View Road
                       Eden Prairie, Minnesota 55334-9361
                                 (612) 947-8700
                    (Address of principal executive offices)
                             --------------------
                      CIMA LABS INC. EQUITY INCENTIVE PLAN
 (FORMERLY THE CIMA LABS INC. AMENDED AND RESTATED STOCK OPTION AND STOCK AWARD
PLAN)
                            (Full title of the plan)

                              John M. Siebert, Ph.D
         President, Chief Executive Officer and Chief Financial Officer
                                 CIMA LABS INC.
                             10000 Valley View Road
                       Eden Prairie, Minnesota 55334-9361
                                 (612) 947-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------
                                   Copies to:
                              Robert L. Jones, Esq.
                              Brett D. White, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                               5 Palo Alto Square
                               3000 El Camino Real
                              Palo Alto, CA  94306
                                 (415) 843-5000
                             --------------------
                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------
                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE   OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED       REGISTERED        SHARE (1)             PRICE (1)             REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------

Stock Options and
Common Stock (par
value $.01)            250,000             $ 8.6875            $2,171,875               $749

- ------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low price of Registrant's Common Stock on June 7, 1996 as reported on the Nasdaq National Market.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by CIMA LABS INC., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Amendment No. 1 thereto on Form 10-K/A.

     (b) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996; and the Company's Report on Form 10-C filed May 21, 1996.

     (c) The description of the Company's Common Stock which is contained in a Registration Statement on Form 8-A filed in June 1994 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors, executive officers, other officers, employees and agents to the fullest extent permitted by Delaware law.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into indemnity agreements with each of its directors and executive officers. In addition, the Company has entered into certain agreements in connection with the Company's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act of 1933, as amended. In addition, the Company maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                      1.

ITEM 8.  EXHIBITS


EXHIBIT
NUMBER
- ------

5         Opinion of Cooley Godward Castro Huddleson & Tatum

23.1      Consent of Ernst & Young LLP

23.2      Consent of Cooley Godward Castro Huddleson & Tatum is contained in
          Exhibit 5 to this Registration Statement

24        Power of Attorney is contained on the signature pages

99.1      CIMA LABS INC. Equity Incentive Plan, as amended and restated as of
          March 25, 1996 (Formerly the CIMA LABS INC. Amended and Restated Stock
          Option and Stock Award Plan)

99.2 Form of Incentive Stock Option Agreement used in connection with the Equity Incentive Plan

99.3 Form of Nonstatutory Stock Option Agreement used in connection with the Equity Incentive Plan


ITEM 9.  UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       2.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      3.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on June 6, 1996.


                              CIMA LABS INC.




                              By:  /s/ John M. Siebert
                                 ---------------------------------------------
                                 Title: President, Chief Executive Officer and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Siebert, Ph.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                            DATE


/s/ John M. Siebert, Ph.D.         President, Chief Executive          May 31, 1996
- -----------------------------      Officer, Chief Financial Officer
      John M. Siebert              and Director
                                   (Principal executive officer;
                                   principal financial and
                                   accounting officer)

/s/ Terrence W. Glarner            Director                            May 31, 1996
- -----------------------------
   Terrence W. Glarner

/s/ David B. Musket                Director                            May 31, 1996
- -----------------------------
    David B. Musket
                                   Director
- -----------------------------
    Steven B. Ratoff

/s/ Joseph R. Robinson             Director                            May 31, 1996
- -----------------------------
    Joseph R. Robinson

/s/ Jerry A. Weisbach              Director                            May 31, 1996
- -----------------------------
   Jerry A. Weisbach

                                         5.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
5      Opinion of Cooley Godward Castro Huddleson & Tatum

23.1   Consent of Ernst & Young LLP

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5 to this Registration Statement

24     Power of Attorney is contained on the signature pages

99.1 CIMA LABS INC. Equity Incentive Plan, as amended and restated as of March 25, 1996 (Formerly the CIMA LABS
       INC. Amended and Restated Stock Option and Stock Award
       Plan)

99.2 Form of Incentive Stock Option Agreement used in connection with the Equity Incentive Plan

99.3 Form of Nonstatutory Stock Option Agreement used in connection with the Equity Incentive Plan

                                     6.